Exhibit 1.1

EXECUTION VERSION

UNDERWRITING AGREEMENT

between

NXT-ID, INC.

and

A.G.P./ALLIANCE GLOBAL PARTNERS,

as Representative of the Several Underwriters

NXT-ID, INC.

UNDERWRITING AGREEMENT

New York, New York
September 14, 2021

A.G.P./Alliance Global Partners

As Representative of the several Underwriters

named on Schedule 1 attached hereto
590 Madison Avenue, 28th Floor
New York, New York 10022

Ladies and Gentlemen:

The undersigned, Nxt-ID, Inc., a Delaware corporation (the “Company”), hereby confirms its agreement (this “Agreement”) with A.G.P./Alliance Global Partners (hereinafter referred to as “you” (including its correlatives) or the “Representative”) and with the other underwriters named on Schedule 1 hereto (if any) for which the Representative is acting as representative (the Representative and any such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1. Purchase and Sale of Securities.

1.1 Firm Securities.

1.1.1. Nature and Purchase of Securities.

(i) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, (a) an aggregate of 24,250,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (b) Common Stock purchase warrants (the “Firm Warrants”) to purchase up to an aggregate of 24,250,000 shares of Common Stock, which shall have an exercise price of $0.495. The Firm Shares and the Firm Warrants are referred to herein as the “Firm Securities”.

(ii)  The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Securities set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof. The purchase price for one Firm Share shall be $0.4092 and the purchase price for one Firm Warrant shall be $0.0093. The Firm Securities are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2. Firm Securities Payment and Delivery.

(i) Delivery and payment for the Firm Securities shall be made at 10:00 a.m., Eastern time, on the second (2nd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) under the Securities Act of 1933, as amended (the “Securities Act”) (or the third (3rd) Business Day following the Effective Date if the pricing for the Offering (as defined in Section 2.1.1 below) occurs after 4:01 p.m., Eastern time on the Effective Date) or at such earlier time as shall be agreed upon by the Representative and the Company, at the offices of Gracin & Marlow, LLP, The Chrysler Building, 405 Lexington Avenue, 26th Floor, New York, New York 10174 (“Representative Counsel”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Securities is called the “Closing Date”.

(ii) Payment for the Firm Securities shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the Firm Securities (i) via the Depository Trust Company (“DTC”), with respect to the Firm Shares and (ii) by physical delivery to the purchasers thereof, with respect to the Warrants, in accordance with the Representative’s instructions. The Firm Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by the Representative for all of the Firm Securities. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

1.2 Over-allotment Option.

1.2.1. Option Securities. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Securities, the Company hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase up to an additional 3,637,500 shares of Common Stock from the Company, representing fifteen percent (15%) of the Firm Shares sold in the offering (the “Option Shares”), and/or (b) warrants to purchase up to 3,637,500 shares of Common Stock from the Company, representing fifteen percent (15%) of the Firm Warrants (the “Option Warrants” and together with the Option Shares, the “Option Securities”). The purchase price to be paid per Option Security shall be equal to the price per applicable Firm Security set forth in Section 1.1.1 hereof. The shares of Common Stock underlying the Firm Warrants and the Option Warrants are hereinafter referred to as the “Registered Warrant Shares”. The Firm Securities, the Option Securities and the Registered Warrant Shares are hereinafter referred to together as the “Public Securities”. The offering and sale of the Public Securities is hereinafter referred to as the “Offering”.

1.2.2. Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Securities within forty-five (45) days after the date of the Prospectus (as defined below). The Underwriters shall not be under any obligation to purchase any Option Securities prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Securities to be purchased and the date and time for delivery of and payment for the Option Securities (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Representative Counsel, or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Securities does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Option Securities, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Option Securities specified in such notice and (ii) each of the Underwriters, acting severally and not jointly, shall purchase that portion of the total number of Option Securities then being purchased as set forth in Schedule 1 opposite the name of such Underwriter.

1.2.3. Payment and Delivery. Payment for the Option Securities shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Option Securities (or through the facilities of DTC) for the account of the Underwriters. The Option Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Securities except upon tender of payment by the Representative for applicable Option Securities.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, as follows:

2.1 Filing of Registration Statement.

2.1.1. Pursuant to the Securities Act. The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, and an amendment or amendments thereto, on Form S-1 (File No. 333-259105), including any related prospectus or prospectuses, for the registration of the sale of Public Securities under the Securities Act, which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder (the “Securities Act Regulations”) and contains and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Securities Act Regulations (the “Rule 430A Information”)), is referred to herein as the “Registration Statement”. If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission on the date hereof.

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus”. The Preliminary Prospectus, subject to completion, dated September 13, 2021, which was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus”. The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus”. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

“Applicable Time” means 5:00 p.m., Eastern Time, on the date of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Public Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Public Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule 2-B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule 2-A hereto, all considered together.

2.1.2. Pursuant to the Exchange Act. The shares of Common Stock are registered pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

2.2 No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

2.3  Stock Exchange Listing. The shares of Common Stock are listed on The Nasdaq Capital Market (“Nasdaq” or the “Exchange”), and the Company has taken no action designed to, or likely to have the effect of delisting the shares of Common Stock from Nasdaq, nor has the Company, except as disclosed in the Registration Statement, the Prospectus and/or the SEC Reports, received any notification that Nasdaq is contemplating terminating such listing. Except as otherwise disclosed in the Registration Statement, the Prospectus and SEC Reports (as defined below), to the Company’s knowledge, it is in compliance with all applicable listing requirements of Nasdaq. The Company has submitted a Listing of Additional Shares Notification Form with the Exchange with respect to the Offering of the Public Securities.

2.4 Disclosures in Registration Statement.

2.4.1. Compliance with Securities Act and 10b-5 Representation.

(i) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) The Pricing Disclosure Package, as of the Applicable Time, at the Closing Date, or at any Option Closing Date (if any), did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus: (a) the information set forth under the sub-captions “Stabilization” and “Electronic Distribution”; (b) the information set forth under the first, second and fifth sentences of the section entitled “Discount, Commissions and Expenses”; and (c) the table showing the number of securities to be purchased by each Underwriter (the “Underwriters’ Information”).

(iv) Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date, or at any Option Closing Date (if any), included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

(v) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 3.2 below.

(vi) Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein and except in accordance with its ordinary operations: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

2.4.2. Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained or incorporated by reference therein, and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement or to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, that have not been so described or filed or incorporated by reference. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder except for a default or event which would not reasonably be expected to result in a Material Adverse Effect (as such term is defined in Section 2.4.3 below). To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations.

2.4.3. Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing, and, if applicable under the laws of the jurisdiction in which it is formed, in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company and each of its Subsidiaries (as defined below) has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose in all material respects as described in the Registration Statement and SEC Reports (as defined below) and to own or lease its properties. Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has no Subsidiaries, aside from the following: 3D-ID, LLC, a Florida limited liability company and LogicMark, LLC, a Delaware limited liability company (each a “Subsidiary” and together, the “Subsidiaries”). All of the direct and indirect Subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction except as disclosed in the SEC Reports (“Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

2.4.4. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Warrant Agreement (if any) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Warrant Agreement (if any), and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and the Warrant Agreement, upon delivery will have been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.4.5. No Conflicts. The execution, delivery and performance by the Company of this Agreement and the Warrant Agreement, and the issuance and sale of the Public Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals (as defined below), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject, or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject.

2.4.6. Filings, Consents and Approvals. Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and the Warrant Agreement, other than: (i) the filing with the Commission of the Prospectus, and (ii) application(s) to each applicable Exchange for the listing of the applicable Public Securities for trading thereon in the time and manner required thereby (collectively, the “Required Approvals”).

2.4.7. Issuance of the Public Securities; Registration. The Public Securities are duly authorized and, when issued and paid for in accordance with this Agreement and the Warrant Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Registered Warrant Shares are duly authorized and, when issued in accordance with the terms of the Firm Warrants and Option Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.

2.4.8. Capitalization. The equity capitalization of the Company is as set forth in the Registration Statement and the Prospectus for the dates so identified under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement and the Prospectus). The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement and the Warrant Agreement. Except as set forth in the Registration Statement and the Prospectus, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock. Except as described in the Registration Statement and the Prospectus, the issuance and sale of the Public Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Underwriters) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company, other than rights or obligations to withhold shares of Common Stock issuable upon the exercise of stock options in lieu of an optionholder’s payment of the exercise therefor, forfeiture of option shares or shares of restricted stock upon vesting to satisfy a holder’s tax withholding obligations, or in connection with cashless or “net” exercises of warrants. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws where applicable, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The authorized shares of Common Stock conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the outstanding shares of Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements. Except for the Required Approvals, no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Public Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

2.4.9. SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles (“GAAP”), and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The financial statements, including the notes thereto and supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with GAAP, consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The pro forma financial statements and the related notes, if any, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act, the Securities Act, the Exchange Act or the Exchange Act Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or incorporated or deemed incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being a subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries, or, other than in the course of business or any grants under any stock compensation plan, and (d) there has not been any Material Adverse Effect in the Company’s long-term or short-term debt.

2.4.10. Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) that are material, individually or in the aggregate, to the Company, or has entered into any transactions not in the ordinary course of business other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to generally accepted accounting principles or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, other than rights or obligations to withhold shares of Common Stock issuable upon the exercise of stock options in lieu of an optionholder’s payment of the exercise therefor, forfeiture of option shares or shares of restricted stock upon vesting to satisfy a holder’s tax withholding obligations, or in connection with cashless or “net” exercises of warrants, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

2.4.11. Litigation. Except as set forth in the Registration Statement, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary, or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement and the Warrant Agreement or the Public Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as set forth in the Registration Statement, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, which could result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company, any Subsidiary or any current or former director or officer of the Company or any Subsidiary. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

2.4.12. Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or its Subsidiaries, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any Subsidiary is a party to a collective bargaining agreement, and the Company believes that its relationships with its employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.4.13. Compliance. The Company and each Subsidiary: (i) is and, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) has not received any notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (v) has not received written notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and have no knowledge that any such governmental authority is considering such action, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission). The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign regulation on the Offering and the Company’s business as currently contemplated are correct in all material respects and no other such regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.

2.4.14. Environmental Laws. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and each Subsidiary (i) is in material compliance with all material federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) has received all permits licenses or other approvals required of them under applicable Environmental Laws for their respective businesses; and (iii) is in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

2.4.15. Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.4.16. Title to Assets. The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with generally accepted accounting principles and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company is held by them under valid, subsisting and enforceable leases with which the Company is in compliance in all material respects.

2.4.17. Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable as described in the SEC Reports and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any facts that would preclude it from having valid license rights or clear title to the Intellectual Property Rights. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business.

2.4.18. Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged, including, but not limited to, directors and officers insurance coverage. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

2.4.19. Transactions with Affiliates and Employees. Except as set forth in the Registration Statement, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

2.4.20. Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed Form 10-K and Form 10-Q under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-K and Form 10-Q under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

2.4.21. Certain Fees. Except as set forth in the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, underwriter, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and Warrant Agreement. Other than for Persons engaged by any Underwriter, if any, the Underwriters shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement and the Warrant Agreement.

2.4.22. Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Public Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

2.4.23. Registration Rights. Except as set forth in the Registration Statement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

2.4.24. Listing and Maintenance Requirements. The shares of Common Stock are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the Registration Statement, the Company has not, in the 12 months preceding the date hereof, received notice from the Exchange on which the shares of Common Stock are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Exchange. The shares of Common Stock are currently eligible for electronic transfer through The Depository Trust Company, or another established clearing corporation and the Company is current in payment of the fees to The Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

2.4.25 ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

2.4.26. Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement and the Warrant Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Underwriters or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus. The Company understands and confirms that the Underwriters will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Underwriters regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Underwriter makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those contained in the Underwriters’ Information.

2.4.27  No Integrated Offering. Assuming the accuracy of the Underwriters’ representations and warranties related thereto, neither the Company nor any Subsidiary, nor any of its respective Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Public Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act, or (ii) any applicable shareholder approval provisions of the Exchange on which any of the securities of the Company are listed or designated.

2.4.28. D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering (the “Insiders”), as supplemented by all information concerning the Company’s directors, officers and principal shareholders as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as well as in the Lock-Up Agreement (as defined in Section 2.27 below) provided to the Underwriters, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect.

2.4.29. Tax Status. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has made or filed all United States federal, state and local income and all foreign tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

2.4.30. Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act.

2.4.31.   Accountants. The Company’s independent registered public accounting firm is as set forth in the Prospectus. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act, (ii) is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board (iii) during the periods covered by the financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act. and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

2.4.32. Acknowledgment Regarding Underwriters’ Purchase of Public Securities. The Company acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement, and the Warrant Agreement, and the transactions contemplated hereby. The Company further acknowledges that no Underwriter is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Underwriter or any of their respective representatives or agents in connection with this Agreement and the Warrant Agreement, and the transactions contemplated hereby is merely incidental to the Underwriters’ purchase of the Public Securities. The Company further represents to each Underwriter that the Company’s decision to enter into this Agreement and the Warrant Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

2.4.33. Acknowledgment Regarding Underwriter’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) none of the Underwriters has been asked by the Company to agree, nor has any Underwriter agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Public Securities for any specified term; (ii) past or future open market or other transactions by any Underwriter, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Underwriter, and counter-parties in “derivative” transactions to which any such Underwriter is a party, directly or indirectly, presently may have a “short” position in the shares of Common Stock, and (iv) each Underwriter shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Underwriters may engage in hedging activities at various times during the period that the Public Securities are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of this Agreement and the Warrant Agreement.

2.4.34. Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Public Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Public Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s Underwriter in connection with the placement of the Public Securities.

2.4.35. Statistical Information. The statistical and market and industry-related data included in the Registration Statement, Pricing Disclosure Package and Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources and the Company has obtained the written consent to the use of such data from sources to the extent required.

2.4.36 Office of Foreign Assets Control. Neither the Company nor any Subsidiary, nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.4.37 U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Underwriter’s request.

2.4.38 Bank Holding Company Act. Neither the Company nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any Subsidiary nor any of their respective Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

2.4.39 Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.4.40 Stamp or Other Tax. No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Public Securities to or for the sale and delivery by Public Securities to the Underwriters.

2.4.41. Solvency. After giving effect to the receipt by the Company of the proceeds from the sale of the Public Securities hereunder, (i) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (ii) the Company has sufficient capital to fund the operations of the Company and its Subsidiaries for at least twelve (12) months following the Closing Date. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports set forth all outstanding secured and unsecured indebtedness of the Company and its Subsidiaries, or for which the Company or any Subsidiary has commitments.

2.4.42 Lock-Up Agreements. Schedule 3 hereto contains a complete and accurate list of the Company’s directors and officers (or securities convertible or exercisable into shares of Common Stock) (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed Lock-Up Agreement, in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), prior to the execution of this Agreement.

2.4.43. Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

2.4.44 Transactions Affecting Disclosure to FINRA.

(i) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the amount of any fees paid to FINRA members with respect to its at-the-market offerings, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

(ii) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the amount of any fees paid to FINRA members with respect to its at-the-market offerings,  the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the six (6) months prior to the date of this Agreement, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

(iii) None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(iv)  Except as disclosed in their FINRA confirmations, to the Company’s knowledge, there is no (A) officer or director of the Company, (B) beneficial owner of 5% or more of any class of the Company's securities or (C) beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(v)  All information provided by the Company in its FINRA questionnaire to Representative Counsel specifically for use by Representative Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

2.4.45 Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement, Pricing Disclosure Package or Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.4.46 Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the time of effectiveness of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Public Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

2.4.47 Smaller Reporting Company. As of the time of the initial filing of the Registration Statement and as of the date hereof, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations.

2.4.48 Cybersecurity. The Company and each of its Subsidiaries have taken commercially reasonable steps to protect the information technology systems, confidential information and Personal Data (as defined herein) used in connection with the operation of the Company’s and its Subsidiaries’ businesses. Without limiting the foregoing, the Company and its Subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied in all material respects with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system, confidential information or Personal Data used in connection with the operation of the Company’s and its Subsidiaries’ businesses (“Breach”). To the Company’s knowledge, there has been no such Breach, and the Company and its Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach, except in each case as would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries. For the purposes hereof, the parties acknowledge that “Personal Data” means the following information in the possession or control of the Company and its Subsidiaries (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended, if applicable; (iii) “personal data” defined by the European Union General Data Protection Regulation, if applicable; (iv) any “personal information” as defined by the California Consumer Privacy Act, if applicable; and (v) any other piece of information that allows the identification of such natural person or permits the collection or analysis of any data related to an identified person’s health or sexual orientation.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1 Amendments to Registration Statement. The Company shall deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package or Prospectus proposed to be filed after the date of this Agreement and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2 Federal Securities Laws.

3.2.1. Compliance. The Company, subject to Section 3.2.2, shall comply with the requirements of Rule 424(b) and Rule 430A of the Securities Act Regulations, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus shall have been filed and when any post-effective amendment to the Registration Statement shall become effective; (ii) of the receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, including any document incorporated or deemed to be incorporated by reference therein, or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or of the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Public Securities. The Company shall effect all filings required under Rule 424(b) of the Securities Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

3.2.2. Continued Compliance. The Company shall comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Public Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Public Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Representative notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within 48 hours prior to the Applicable Time. The Company shall give the Representative notice of its intention to make any such filing from the Applicable Time until the later of the Closing Date and the exercise in full or expiration of the Over-allotment Option specified in Section 1.2 hereof and will furnish the Representative with copies of the related document(s) a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

3.3 Delivery to the Underwriters of Registration Statements. The Company has delivered or made available or shall deliver or make available to the Representative and counsel for the Representative, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits and documents filed therewith or incorporated by reference or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, upon request and without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.4 Delivery to the Underwriters of Prospectuses. The Company will deliver or make available to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requests, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.5 Events Requiring Notice to the Representative. The Company shall use commercially reasonable efforts to cause the Registration Statement to remain effective with a current prospectus for at least nine (9) months after the Applicable Time, and shall notify the Representative promptly and confirm the notice in writing: (i) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (ii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (iv) of the receipt of any comments or request for any additional information from the Commission; and (v) of the happening of any event during the period described in this Section 3.5 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus untrue or that requires the making of any changes in (a) the Registration Statement in order to make the statements therein not misleading, or (b) in the Pricing Disclosure Package or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall make every reasonable effort to obtain promptly the lifting of such order.

3.6 Exchange Act Registration. For a period of three (3) years after the date of this Agreement, (a) the Company shall use its best efforts to maintain the registration of the shares of Common Stock under the Exchange Act, and (b) the Company shall not deregister the shares of Common Stock under the Exchange Act without the prior written consent of the Representative, such consent not to be unreasonably withheld; provided that such restrictions shall not prevent a sale, merger or similar transaction involving the Company.

3.7 Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it shall not make any offer relating to the Public Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, however, that the Representative shall be deemed to have consented to each Issuer General Use Free Writing Prospectus hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

3.8   Review of Financial Statements. For a period of three (3) years after the date of this Agreement, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the three fiscal quarters immediately preceding the announcement of any quarterly financial information, provided that such a provision shall not prevent a sale, merger or similar transaction involving the Company.

3.9 Listing. The Company shall use commercially reasonable efforts to maintain the listing of the shares of Common Stock on the Exchange for at least three years from the date of this Agreement. The Representative is aware that the Company is addressing certain matters relating to compliance with the listing requirements of the shares of Common Stock on the Exchange, as of the date hereof, as disclosed in the Registration Statement and the Prospectus, and that the Company has been using commercially reasonable efforts to bring the shares of Common Stock back into compliance with such listing requirements.

3.10 Reports to the Representative.

3.10.1 Periodic Reports, etc. For a period of two (2) years after the date of this Agreement, the Company shall furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii)a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) five copies of each registration statement filed by the Company under the Securities Act; and (v) such additional documents and information with respect to the Company and the affairs of any future Subsidiaries of the Company as the Representative may from time to time reasonably request; provided the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and Representative Counsel in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section 3.10.1.

3.10.2  Transfer Agent; Transfer Sheets. For a period of one year after the date of this Agreement, (a) the Company shall retain a transfer agent and registrar acceptable to the Representative (the “Transfer Agent”); provided that such covenant shall not prevent a sale, merger or similar transaction involving the Company; and (b) the Company shall furnish to the Representative at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC; provided the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and Representative Counsel in connection with the Representative’s receipt of such information. Computershare, Inc. is acceptable to the Representative to act as Transfer Agent for the shares of Common Stock.

3.10.3 Trading Reports. During such time as the Public Securities are listed on the Exchange, the Company shall provide to the Representative, at the Company’s expense, such reports published by Exchange relating to price trading of the Public Securities, as the Representative shall reasonably request.

3.11 Payment of Expenses. The Company agrees to pay on each of the Closing Date and the Option Closing Date, if any, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (a) all filing fees and communication expenses relating to the registration of the Public Securities to be sold in this Offering with the Commission; (b) all Public Filing System filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Public Securities on the Exchange and on any other stock exchanges as the Company and Representative mutually determine; (d) all fees, expenses and disbursements relating to the registration or qualification of the Public Securities offered under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees of “blue sky” counsel); (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Public Securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), registration statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (g) the costs and expenses of the Company’s public relations firm; (h) the costs of preparing, printing and delivering certificates representing the Public Securities to be offered in this offering; (i) fees and expenses of the transfer agent for the securities; (j) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Representative; (k) the fees and expenses of the Company’s accountant; (l) the fees and expenses of the Company’s legal counsel and other agents and representatives; and (m) up to $75,000 of the Underwriters legal fees of counsel to the Underwriters incurred. Notwithstanding the foregoing, any advance received by the Underwriters will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A). In the event that this Agreement is terminated prior to the Closing Date for any reason, except in the case of a default by the Underwriters, pursuant to Section 6.2 below, the Company shall be obligated to pay to the Underwriters their actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable (including the fees and disbursements of Representative Counsel) up to $20,000 (inclusive of any advance paid by the Company) and upon demand the Company shall pay the full amount thereof to the Underwriters; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters.

3.12 Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3.13 Delivery of Earnings Statements to Security Holders. The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the date of this Agreement, an earnings statement (which need not be certified by independent registered public accounting firm unless required by the Securities Act or the Securities Act Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the date of this Agreement.

3.14 Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3.15 Internal Controls. The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.16 Accountants. The Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the date of this Agreement. The Representative acknowledges that Marcum LLP (the “Auditor”) is acceptable to the Representative.

3.17 FINRA. The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is or becomes aware that Company or any of its affiliates (within the meaning of FINRA’s Conduct Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

3.18 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.19. Company Lock-Up Agreements.

3.19.1. Restriction on Sales of Capital Stock. The Company, on behalf of itself, its Subsidiaries, and any successor entity, agrees that, without the prior written consent of the Representative, neither it, nor any Subsidiary, will, for a period of three (3) months after the Closing Date (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions contained in this Section 3.19.1 shall not apply to (i) the shares of Common Stock, the Firm Warrants or the Option Warrants to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, of which the Representative has been advised in writing, provided that such securities outstanding on the date hereof have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities; (iii) the issuance by the Company of stock options or shares of capital stock of the Company under any equity compensation plan of the Company to employees, officers, consultants or directors of the Company for services rendered to the Company, (iv) to any person not delivering a Lock-Up Agreement pursuant to Section 2.4.42 hereof, the Company will use its reasonable best efforts to obtain the agreement of such person to not dispose, or agree to dispose, of any of such shares of Common Stock for a period of two years from issuance, or (v) the transfer, issuance, sale or disposition of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to an investment in which a single strategic investor (and not an organization primarily engaged in the business of capital raising) that is, itself or through its Subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds acquires over twenty five percent (25%) of the fully diluted capitalization of the date thereof, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during 60 days following the date hereof, (vi) the issuance by the Company of shares of Common Stock pursuant to that certain Sales Agreement, dated September 28, 2020, by and between the Company and the Representative, or (vii) to one or more counterparties in connection with the consummation of a strategic partnership, joint venture, collaboration, merger or the acquisition or license of any business products or technology; provided that, with respect to this subsection (v), prior to the issuance of such shares each recipient of such shares agrees in writing not to sell, offer, dispose of or otherwise transfer any such Shares during the Lock-up Period without the prior written consent of the Representative.

3.20. Blue Sky Qualifications. The Company shall use its commercially reasonable efforts, in cooperation with the Underwriters, if necessary, to qualify the Public Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Public Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.21. Reporting Requirements. The Company, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, to the extent applicable, the Company shall report the use of proceeds from the issuance of the Public Securities as may be required under Rule 463 under the Securities Act Regulations.

3.22. Smaller Reporting Company. As of the time of the initial filing of the Registration Statement and as of the date hereof, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations.

4.  Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Public Securities, as provided herein, shall be subject to (i) the continuing accuracy in all material respects of the representations and warranties of the Company as of the date hereof and as of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company in all material respects of its obligations hereunder; and (iv) the following conditions:

4.1  Regulatory Matters.

4.1.1. Effectiveness of Registration Statement; Required Filings. The Registration Statement has been declared effective by the Commission under the Securities Act and, at the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. The Prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A under the Securities Act Regulations. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(iii) under the Securities Act with respect to the Registered Warrant Shares and complies with said Rule.

4.1.2 FINRA Clearance. On or before the date of this Agreement, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3 Exchange Stock Market Clearance. On the Closing Date, the Company’s shares of Common Stock, including the Firm Shares, the Registered Warrant Shares and the Option Securities, shall have been approved for listing on the Exchange, subject only to official notice of issuance.

4.2  Company Counsel Matters.

4.2.1. Closing Date Opinion of Counsel. On the Closing Date, the Representative shall have received the opinion and negative assurance letter of Sullivan & Worcester LLP, counsel to the Company, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

4.2.2 Closing Date Opinion of Intellectual Property Counsel to the Company. On the Closing Date, the Representative shall have received the opinion of intellectual property counsel to the Company and a written statement providing certain “10b-5” negative assurances, dated the Closing Date and addressed to the Representative, substantially in a form acceptable to the Representative.

4.2.3 Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Representative shall have received the favorable opinions of each counsel listed in Sections 4.2.1 and 4.2.2, dated the Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by such counsels in their respective opinions delivered on the Closing Date.

4.2.4 Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Representative’s Counsel if requested. The opinions described in Sections 4.2.1 and 4.2.2 and any opinion relied upon by such counsel shall include a statement to the effect that it may be relied upon by Representative Counsel in its opinion delivered to the Underwriters.

4.3  Comfort Letters.

4.3.1. Cold Comfort Letter. At the time this Agreement is executed, you shall have received a cold comfort letter containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained or incorporated or deemed incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Representative and in form and substance satisfactory in all respects to you and to the Auditor, dated as of the date of this Agreement.

4.3.2. Bring-down Comfort Letter. On the Closing Date and the Option Closing Date, you shall have received from the Auditor a letter, dated as of the Closing Date or the Option Closing Date, as applicable, to the effect that the Auditor reaffirms the statements made in the letter furnished pursuant to Section 4.4.1, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Date or the Option Closing Date, as applicable.

4..4 Officers’ Certificates.

4.4.1. Officers’ Certificate. The Company shall have furnished to the Representative a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date)), of its principal executive officer and principal financial officer stating that (i) such officers have carefully examined the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date) did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), any Issuer Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the Applicable Time, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct in all material respects and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date), and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any Material Adverse Effect in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a Material Adverse Effect or a prospective Material Adverse Effect, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, except as set forth in the Prospectus.

4.4.2. Secretary’s Certificate. At the Closing Date, and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) that each of the Charter and Bylaws is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.4.3. Chief Financial Officer’s Certificate. At each of the date of this Agreement, the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Chief Financial Officer of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, with respect to the accuracy of certain information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in a form reasonably acceptable to the Representative.

4.5 No Material Changes. Prior to and on the Closing Date and each Option Closing Date, if any: (i) there shall have been no Material Adverse Effect or development involving a prospective Material Adverse Effect in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any director or officer before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Pricing Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6  No Material Misstatement or Omission. The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date and each Option Closing Date, if any, that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Registration Statement, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

4.7  Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Warrant Agreement, the Public Securities, the Registration Statement, the Pricing Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement, the Warrants and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

4.8 Delivery of Agreements.

4.8.1. Lock-Up Agreements. On or before the date of this Agreement, the Company shall have delivered to the Representative executed copies of the Lock-Up Agreements from each of the persons listed in Schedule 3 hereto.

4.8.2  Closing Date Deliveries. On the Closing Date, the Company shall have delivered to the Representative executed copies of the Warrants, which will be issued in certificated form.

4.8.3 Additional Documents. At the Closing Date and at each Option Closing Date (if any) Representative Counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling Representative Counsel to deliver an opinion to the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Public Securities as herein contemplated shall be satisfactory in form and substance to the Representative and Representative Counsel.

5. Indemnification

5.1 Indemnification of the Underwriters.

5.1.1. General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”), against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus, or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Underwriters’ Information or (iv) otherwise arising in connection with or allegedly in connection with the Offering. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Pricing Disclosure Package, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of any Underwriter Indemnified Party to the extent that any loss, liability, claim, damage or expense of such Underwriter Indemnified Party results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Securities to such person as required by the Securities Act and the Securities Act Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.3 hereof.

5.1.2. Procedure. If any action is brought against an Underwriter Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter Indemnified Party) and payment of actual expenses. Such Underwriter Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter Indemnified Party unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter Indemnified Party (in addition to local counsel) shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter Indemnified Party shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action, which approval shall not be unreasonably withheld.

5.2 Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Underwriters’ Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Public Securities or in connection with the Registration Statement, the Pricing Disclosure Package, or the Prospectus or any Issuer Free Writing Prospectus.

5.3 Contribution.

5.3.1. Contribution Rights. If the indemnification provided for in this Section 5 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 5.1 or 5.2 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the Offering of the Public Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Public Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Public Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 5.3.1 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 5.3.1 shall be deemed to include, for purposes of this Section 5.3.1, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.3.1 in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offering of the Public Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.3.2. Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid 15 days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available. Each Underwriter’s obligations to contribute pursuant to this Section 5.3 are several and not joint.

6. Default by an Underwriter.

6.1 Default Not Exceeding 10% of Firm Securities or Option Securities. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Securities or the Option Securities, and if the number of the Firm Securities or the Option Securities with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Securities or the Option Securities that all Underwriters have agreed to purchase hereunder, then such Firm Securities or the Option Securities to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2 Default Exceeding 10% of Firm Securities or the Option Securities. In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm Securities or the Option Securities, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Securities or the Option Securities to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Securities or the Option Securities, you do not arrange for the purchase of such Firm Securities or the Option Securities, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Securities or the Option Securities on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Securities or the Option Securities to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.11 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Securities, this Agreement will not terminate as to the Firm Securities; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

6.3 Postponement of Closing Date. In the event that the Firm Securities or Option Securities to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such shares of Common Stock.

7. Additional Covenants.

7.1 Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as members of the Company’s Board of Directors and the overall composition of the Board comply with the applicable provisions of the Sarbanes-Oxley Act, the Exchange Act and the listing rules of the Exchange or any other national securities exchange, as the case may be, in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the Audit Committee of the Company’s Board of Directors qualifies as an “audit committee financial expert,” under Regulation S-K and the listing rules of the Exchange.

7.2 Services of Maxim Group LLC as Financial Advisor. The Company and the Representative have agreed that Maxim Group LLC (the “Financial Advisor”) is serving as the Company’s financial adviser, in connection with the Offering, and each of the Company and the Representative acknowledge and agree that the Financial Advisor shall be entitled to the payment of a fee equal to 20% of the net fees received by the Underwriters in the Offering, which amount shall be paid from the underwriter’s discount. For the purposes hereof, “net fees” shall mean the amount of the underwriter’s discounts less all reasonable fees incurred by the Underwriters, in connection with the Offering, which are not otherwise paid for or reimbursed by the Company.

8. Effective Date of this Agreement and Termination Hereof.

8.1 Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

8.2 Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange or the Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or an increase in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Securities or Option Securities; or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder; or (viii) if the Representative shall have become aware after the date hereof of such a Material Adverse Effect in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Underwriters for the sale of the Public Securities.

8.3   Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of a default by the Underwriters, pursuant to Section 6.2 above, in the event that this Agreement is terminated prior to the Closing Date for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out-of-pocket documented expenses related to the transactions contemplated herein then due and payable (including the out-of-pocket and documented fees and disbursements of Representative Counsel) up to $20,000, and upon demand the Company shall pay the full amount thereof up to the cap to the Representative on behalf of the Underwriters; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

8.4 Survival of Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

8.5 Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Public Securities.

9. Miscellaneous

9.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two (2) days after such mailing.

If to the Representative:

A.G.P./Alliance Global Partners
590 Madison Avenue, 28th Floor
New York, New York 10022
Attention: Mr. Thomas J. Higgins
Fax No.: (212) 813-1047

E-mail: thiggins@allianceg.com

with a copy (which shall not constitute notice) to:

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Attention: Leslie Marlow, Esq. or Patrick J. Egan, Esq.

Facsimile: (212) 208-4657

E-mail: lmarlow@gracinmarlow.com; pegan@gracinmarlow.com

If to the Company:

Nxt-ID, Inc.

288 Christian Street

Hangar C 2nd Floor

Oxford, Connecticut 06478

Attention: Chia-Lin Simmons, Chief Executive Officer

Facsimile: ___________

E-mail: chialin@nxt-id.com

with a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP
1633 Broadway
New York, New York 10019
Attention: David Danovitch, Esq.
Fax No.: (212) 660-3000

E-mail: ddanovitch@sullivanlaw.com

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3 Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.6 Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws /of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8 Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

NXT-ID, INC.

By:
	Name:	Chia-Lin Simmons
	Title:	Chief Executive Officer

Confirmed as of the date first written above mentioned, on behalf of itself and as Representative of the several Underwriters named on Schedule 1 hereto:

A.G.P./ALLIANCE GLOBAL PARTNERS

By
	Name:	Thomas J. Higgins
	Title:	Managing Director, Investment Banking

Signature Page – Underwriting Agreement

SCHEDULE 1

Underwriter	Total Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased if the Over- Allotment Option is Fully Exercised	Number of Option Warrants to be Purchased if the Over- Allotment Option is Fully Exercised
A.G.P./Alliance Global Partners	24,250,000	3,637,500	3,637,500
TOTAL	24,250,000	3,637,500	3,637,500

SCHEDULE 2-A

Pricing Information

Number of Firm Shares: 24,250,000

Number of Warrants: 24,250,000

Number of Option Shares: 3,637,500

Public Offering Price per Firm Share: $0.44

Public Offering Price per Warrant: $0.01

Underwriting Discount per Firm Share1: $0.0308

Underwriting Discount per Warrant1: $0.0007

Proceeds to Company per Firm Share (before expenses): $0.4092

Proceeds to Company per Warrant (before expenses): $0.0093

[1]	Seven percent (7.0%) underwriting commission, but three and one-half percent (3.5%) for certain investors.

SCHEDULE 2-B

Issuer General Use Free Writing Prospectus

None.

SCHEDULE 3

List of Lock-Up Parties

Chia-Lin Simmons

Mark Archer

Major General David R. Gus, USA, Ret

Michael J. D’Almada-Remedios, PhD

Daniel P. Sharkey

Robert A. Curtis, Pharm.D.

EXHIBIT A

Form of Lock-Up Agreement

__________, 2021

A.G.P./Alliance Global Partners

590 Madison Avenue, 36th Floor

New York, New York 10022

Re:	Nxt-ID, Inc. Follow-On Offering

Ladies and Gentlemen:

The undersigned understands that A.G.P./Alliance Global Partners, as Representative of the several underwriters (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Nxt-ID, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”) of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and warrants to purchase shares of Common Stock. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

To induce the Representative to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, during the period commencing on the date hereof and ending on the three (3) month anniversary of the Closing Date (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Representative in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; or (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” shares of Common Stock that the undersigned may purchase in the Public Offering; (ii) the Representative agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representative will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into shares of Common Stock, as applicable; provided that the undersigned does not transfer the shares of Common Stock acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period).

The undersigned understands that the Company and the Representative are relying upon this lockup agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by September 14, 2021, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the initial Closing Date, then this lockup agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative.

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representative, successors and assigns of the undersigned.

Very truly yours,

(Name)

(Signature)

(Name of Signatory, in the case of entities – Please Print)

(Title of Signatory, in the case of entities – Please Print)

Address: